UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NetREIT, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	33-0841255
(State of or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1282 Pacific Oaks Place, Escondido, California 92029

(Address of Principal Executive Offices) (Zip Code)

NetREIT 1999 Flexible Incentive Plan

(Full title of the plan)

Jack K. Heilbron Chief Executive Officer and President 1282 Pacific Oaks Place Escondido, California 92029	Kathryn Richman, Esq. General Counsel 1282 Pacific Oaks Place Escondido, California 92029 (Name and address of agent for service)

(760) 471-8536

(Telephone number, including area

code, of agent for service)

Copy to:

Paul J. Jaskot

Reed Smith LLP

Three Logan Square

1717 Arch Street, Suite 3100

Philadelphia, PA 19103

(215) 851-8100

Fax: (215) 851-1420

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price (2)	Registration Fee
Common Stock, $0.01 par value	500,000	$10.00	$5,000,000	$503.50

(1)

This Registration Statement is being filed to register 500,000 shares of common stock, par value $0.01 per share, of NetREIT, Inc. that may be issued pursuant to the NetREIT 1999 Flexible Incentive Plan (the “Plan”).  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers such additional and indeterminate number of common stock that may be necessary to adjust the number of common stock reserved for delivery pursuant to the Plan in accordance with the anti-dilution provisions of the Plan as a result of a share split, share dividend, recapitalization or other similar transaction or adjustment affecting the common stock as specified in such anti-dilution provisions.

(2)

Estimated maximum price solely for the purpose of computing the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations promulgated under the Securities Act and computed on the basis of $10.00 per share, which is the price for a share of common stock the company has sold to investors in its most recent private placement offering.  Pursuant to General Instruction E to Form S-8, a filing fee is being paid only with respect to the registration of additional securities for the Plan.

EXPLANATORY NOTE

NetREIT, Inc., a Maryland corporation (“Registrant” or the “Company”), filed a Registration Statement on Form S-8 (File 333-179030) (the “Prior Registration Statement”) on January 17, 2012,  registering 300,000 shares of the Company’s Series A common stock, par value $0.01 (“common stock”) under the NetREIT 1999 Flexible Incentive Plan (the “Plan”).  The Company hereby incorporates by reference the contents of the Prior Registration Statement to the extent not otherwise amended or superseded by the contents of this Registration Statement on Form S-8 (this “Registration Statement”).

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 500,000 shares of Common Stock under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been previously filed by Registrant with the Securities and Exchange Commission (the “Commission”), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof:

•	Our Current Report on Form 8-K filed with the Commission on April 4, 2016.

•	Our Current Report on Form 8-K filed with the Commission on December 30, 2015, as amended by Form 8-K/A filed with the Commission on March 10, 2016.

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the Commission on May 12, 2016.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 18, 2016.

•	Our proxy statement on Schedule 14A, as filed with the Commission on April 8, 2016, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015.

•

The description of our Common Stock set forth in the Company’s Definitive Proxy material filed with the Commission on April 21, 2010 and the Company’s filing on Form 8-K filed with the Commission on August 10, 2010.

•

The description of the Plan contained in Amendment No. 1 to Registrant’s Registration Statement under Section 12(g) of the Securities and Exchange Act of 1934 on Form 10/A filed by Registrant with the Commission on July 29, 2009, as amended.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, before filing a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares the remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  In no event, however, will any information that the Company discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated therein), including any exhibits furnished with such report, that the Company may from time to time furnish to the Commission be incorporated by reference into, or otherwise become part of, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which is, or is deemed to be, incorporated by reference, herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the common stock offered by the Registrant under the Plan will be passed upon by Venable, LLP.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement and made a part hereof.

Exhibit No.	Description

4.1

Articles of Amendment and Restatement of the Articles of Incorporation of Registrant, as filed with the Department of Assessments and Taxation of Maryland effective August 4, 2010 (incorporated herein by reference to Exhibit 3.01 to Registrant's Current Report on Form 8-K filed with the Commission on August 10, 2010 (SEC Accession No. 0000950123-10-075679))

4.2	Articles Supplementary filed on August 4, 2014 (incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed with the Commission on August 8, 2014.

4.3

NetREIT, Inc. Amended and Restated Bylaws effective August 4, 2010 (incorporated herein by reference to Exhibit 3.02 to Registrant's Current Report on Form 8-K filed with the Commission on August 10, 2010 (SEC Accession No. 0000950123-10-075679))

4.4

Amendment No. 1 to Amended and Restated Bylaws effective August 4, 2014 (incorporated herein by reference to Exhibit 3.2 to Registrant's Current Report on Form 8-K filed with the Commission on August 8, 2014).

4.5

Investor Agreement dated August 4, 2014, by and between NetREIT, Inc. and PFP III Sub II, LLC (incorporated by reference to Exhibit 1.2 to Registrant's Current Report on Form 8-K filed with the Commission on August 8, 2014).

5.1	Opinion of Venable LLP as to the validity of the securities being registered

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm, Squar, Milner, LLP, (filed herewith)

24.1	Powers of Attorney (included on signature page)

99.1	NetREIT 1999 Flexible Incentive Plan

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Escondido, State of California, on May 18, 2016.

NetREIT, Inc.
By	/s/ Jack K. Heilbron
Jack K. Heilbron,
Chairman of the Board
and Chief Executive Officer

Powers of Attorney

NetREIT, Inc. and each of the undersigned do hereby appoint Jack K. Heilbron and Kathryn Richman and each of them severally, its or his true and lawful attorney to execute on behalf of NetREIT, Inc. and the undersigned any and all amendments to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; each of such persons shall have the power to act hereunder with or without the other.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 18, 2016.

Signature	Title
/s/ Jack K. Heilbron Jack K. Heilbron	Director, Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	May 18, 2016
/s/ Grant Harbert Grant Harbert	Chief Financial Officer	May 18, 2016
/s/ Heather L. Pittard Heather L. Pittard	Principal Accounting Officer	May 18, 2016
/s/ William H. Allen William H. Allen	Director	May 18, 2016
/s/ David T. Bruen David T. Bruen	Director	May 18, 2016
/s/ Shirley Y. Bullard Shirley Y. Bullard	Director	May 18, 2016
/s/ Larry G. Dubose Larry G. Dubose	Director, Executive Vice President – Model Homes Division	May 18, 2016
/s/ Kenneth W. Elsberry Kenneth W. Elsberry	Director	May 18, 2016
/s/ Sumner J. Rollings Sumner J. Rollings	Director	May 18, 2016
/s/ Thomas E. Schwartz Thomas E. Schwartz	Director	May 18, 2016